Exhibit 10.1

AMENDMENT NO. 4
TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS AMENDMENT NO. 4 TO SECOND AMENDED AND LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 27th day of February, 2015 (the “Fourth Amendment Effective Date”) by and among AVIAT NETWORKS, INC., a Delaware corporation (“Parent”), AVIAT US., INC. (“Opco,” together with Parent, the “US Borrowers”) and AVIAT NETWORKS (S) PTE. LTD., a private company limited by shares formed under the laws of the Republic of Singapore (“Aviat Singapore” or “Singapore Borrower,” and together with the US Borrowers, the “Borrowers”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
RECITALS
A.Borrowers and Bank have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of March 28, 2014 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrowers certain advances of money.
B.Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.
C.Borrowers have requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.	AMENDMENT TO LOAN AGREEMENT.
1.1.     Section 2.2 (Revolving Advances). Subsection (a) of Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(a) Availability. Subject to the terms and conditions of this Agreement and to the deduction of Reserves, Bank shall make (i) Advances in Dollars to a US Borrower (“US Advances”) in an aggregate principal amount at any one time outstanding not exceeding the Availability Amount and (ii) Advances in Dollars to Singapore Borrower (“Singapore Advances”) in an aggregate principal amount at any one time outstanding not exceeding the lesser of (A) the Availability Amount or (B) the Singapore Sublimit. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein. No Singapore Advances shall be drawn until satisfaction of the Singapore Conditions Precedent.”

1.2.     Section 2.2 (Revolving Advances). A new subsection (c) is added to Section 2.2 of the Loan Agreement as follows:
“(c)    Early Termination. The Revolving Line may be terminated at the election of US Borrowers, by not less than thirty days’ irrevocable written notice to the Bank specifying the termination date (the “Termination Date”). Following the giving of such notice, no further Credit Extensions may be requested and Bank shall have no obligation to make Credit Extensions. On the Termination Date the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable, together with an early termination fee equal to 1% of the Revolving Line; provided that no such early termination fee shall be due or payable in the event of a termination of the Revolving Line in connection with a bona fide acquisition of the US Borrowers, and provided, further, that no such early termination fee will be due or payable after US Borrowers’ 2015 fiscal year after US Borrowers have achieved two consecutive quarters of EBITDA of $1.00 or more, and no quarters with EBITDA of less than $1.00.”

1.3.     Section 6.9(b) (EBITDA). Subsection (b) of Section 6.9 (Financial Covenants) of the Loan Agreement is hereby amended by replacing the chart therein with the following:

Period	Minimum EBITDA
Fiscal quarter ending March 28, 2014	($17,000,000)
Fiscal quarter ending June 27, 2014*	($27,000,000)
Fiscal quarter ending September 26, 2014*	($12,000,000)
Fiscal quarter ending December 26, 2014*	($8,000,000)
Fiscal quarter ending April 3, 2015	($10,000,000)
Fiscal quarter ending July 3, 2015	($1,500,000)
Fiscal quarter ending October 2, 2015	$1.00
Fiscal quarter ending January 1, 2016 and each fiscal quarter thereafter*	$1.00
*Measured on a trailing two fiscal quarter basis

1.4.     Section 13.1 (Definitions). The definition of “Reserves” is added to Section 13.1 of the Loan Agreement in proper alphabetical order as follows:
““Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank's reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any

Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.”
1.5.    Exhibit B to Loan Agreement (Form of Compliance Certificate). Exhibit B to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit B attached to this Amendment. Exhibit B is the only attachment to this Amendment.

2.	BORROWERS’ REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants that:
(a)    immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
(b)    such Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
(c)    the certificate of incorporation, bylaws and other organizational documents of such Borrower delivered to Bank in connection with the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
(d)    the execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of such Borrower; and
(e)    this Amendment has been duly executed and delivered by such Borrower and is the binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
3.LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
4.EFFECTIVENESS. This Amendment shall become effective upon (i) delivery of this Amendment, duly executed by each Borrower and Bank, and (ii) payment of all fees and expenses, as described in Section 5 of this Amendment.
5.FEES AND EXPENSES. Borrowers agree to pay Bank Expenses (including the fees and expenses of Bank’s counsel, advisors and consultants) accrued and incurred in connection with the transactions contemplated by this Amendment and all other Bank Expenses (including the fees and expenses of Bank’s counsel, advisors and consultants) payable in accordance with the Loan Agreement.

6.COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
7.INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers and the Collateral shall remain in full force and effect. This Amendment is a Loan Document.
8.CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, REFERENCE PROCEEDINGS AND ARBITRATION SET FORTH IN SECTION 11 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:
AVIAT NETWORKS, INC.
By    /s/ Kevin Holwell
Name: Kevin Holwell
Title: VP Finance

AVIAT U.S., INC.
By    /s/ Kevin Holwell
Name: Kevin Holwell
Title: VP Finance

AVIAT NETWORKS (S) PTE. LTD.
By    /s/ John Madigan
Name: John Madigan
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BANK:
SILICON VALLEY BANK
By    /s/ Alina Zinchik
Name: Alina Zinchik
Title: Vice President